EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-170429 and 333-184713) and Forms S-8 (Nos. 333-03983, 333-82751, 333-37262, 333-88510, 333-116250, 333-159369, 333-175943, and 333-190214) of Terex Corporation of our report dated February 24, 2014 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
Stamford, Connecticut
February 24, 2014